Exhibit 99.1

NOVADEL ANNOUNCES SENIOR MANAGEMENT CHANGES

Flemington, NJ – March 25, 2009 – NovaDel Pharma Inc. (NYSE Amex: NVD), today announced Michael E. Spicer’s resignation, effective April 1, 2009, as Chief Financial Officer and Corporate Secretary of the Company, in order to accept a position at another company.

“Michael has been an important and integral part of the management team of the Company and has provided significant contributions to the development of our Company,” commented Steven B. Ratoff, Chairman of the Board and Interim Chief Executive Officer. “All of us at NovaDel wish Michael well in his new endeavors.”

Mr. Spicer stated, “I have enjoyed my time at NovaDel and the relationships I have forged at the Company. The experience that I have gained will serve me well as I take on the challenges of my new position.”

Deni M. Zodda, Ph.D., the Company’s Chief Business Officer, has been appointed Interim Chief Financial Officer and Corporate Secretary. Dr. Zodda joined the Company in 2007, and has been responsible for our business development activities. Previously, he was Interim Chief Executive Officer at StemCapture, Senior Vice President of Business Development and Principal Financial Officer at Discovery Laboratories and Managing Director/Head Biotechnology Corporate Finance Group at KPMG. He also held management positions at Cephalon, Wyeth Ayerst, Baxter International and SmithKline Beecham. Dr. Zodda received a M.B.A. in Marketing and Finance from the University of Santa Clara, a Ph.D. in Biology from the University of Notre Dame and a B.S. in Biology from Villanova University.

The Company has hired Joseph M. Warusz as a consultant, who will serve as Principal Accounting Officer of the Company, effective April 1, 2009. Since March 2006, Mr. Warusz has been providing consulting services to a broad range of clients in the life sciences sector. From August 2005 to March 2006, Mr. Warusz was Vice President, Finance of Amicus Therapeutics Inc. From May 2000 to June 2005, Mr. Warusz was Vice President, Finance of Orchid Biosciences, Inc. (now known as Orchid Cellmark Inc.). Mr. Warusz is a Certified Public Accountant and holds an undergraduate degree in Accounting and an MBA from Drexel University.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (NYSE Amex: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company’s actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2008 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACTS:

Deni M. Zodda, Ph.D.

(908) 782-3431 ext. 2424

Interim Chief Financial Officer

NovaDel Pharma Inc.

dzodda@novadel.com

Page 2 of 2